SCHEDULE 14C INFORMATION

     Information Statement Pursuant to Section 14(c) of the
                 Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[X] Definitive Information Statement


                        Whole Living, Inc.
         ------------------------------------------------
         (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee

[X] No Fee Required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:

       (2)  Form, Schedule or Registration Statement No.

       (3)  Filing Party:

       (4)  Date Filed:

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                        WHOLE LIVING,INC.
                      433 East Bay Boulevard
                       Provo, Utah  84606
                    Telephone:  (801) 655-1000

                PRELIMINARY INFORMATION STATEMENT

This information statement is being furnished by Whole Living, Inc., a Nevada corporation, to the holders of our common stock. On January 13, 2006, our Board of Directors approved a 15-to-1 reverse split of our common stock (the "Reverse Split"). On the same date stockholders holding 55,681,599 shares of common stock, executed and delivered a written consent approving and adopting the Reverse Split. As a result, the Reverse Split was approved by a majority of the issued and outstanding shares of common stock in lieu of a special meeting and no further votes will be needed.

This Information Statement is being mailed on or about February 1, 2006 to all stockholders of record at the close of business on January 13, 2006 (the "Record Date"). As of the Record Date, there were 99,059,589 shares of common stock outstanding, each entitled to one vote on each matter of business put to a stockholder vote.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of common stock entitled to vote or give an authorization or consent in regard to the action authorized by the written consent.

If you have any questions regarding this information statement please contact:


                      Stockholder Relations
                        Whole Living, Inc.
                      433 East Bay Boulevard
                       Provo, Utah  84606
                    Telephone:  (801) 655-1000


WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.



THE TRANSACTION DISCUSSED IN THIS INFORMATION STATEMENT IS BEING
            PROVIDED FOR INFORMATIONAL PURPOSES ONLY.

 THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL
      OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.


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               REVERSE SPLIT OF OUTSTANDING SHARES

The Reverse Split will result in the current outstanding shares of 99,059,589 being reversed to approximately 6,603,973. Fractional shares above 0.5 will be issued one share. The Reverse Split will not become effective until February 22, 2006, which is 20 calendar days from the mailing date of this 14C Information Statement. The reason the Board approved the reverse of the outstanding shares is primarily due to the fact that we only have 100,000,000 shares authorized.

The Reverse Split results in each stockholder retaining the same proportionate interest in Whole Living as he/she/it held prior to the reverse. We will also be required to request a new trading symbol on the OTC Bulletin Board.

We are authorized to issue 100,000,000 shares of common stock, par value $.001 per share. We have not authorized or issued preferred stock. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder (i) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders, (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of Whole Living. Our stockholders have no preemptive rights to acquire additional shares of common stock or any other securities. All outstanding shares of common stock are fully paid and non-assessable.


              PRINCIPAL HOLDERS OF VOTING SECURITIES

On the Record Date stockholders holding 55,681,599 shares of common stock, or 56.2% of our 99,059,589 shares of common stock entitled to vote on the Reverse Split, approved the Reverse Split by written consent.

The following table sets forth the beneficial ownership of our management. We are unaware of any person or group who beneficially owns more than 5% of our outstanding common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to the shares of common stock shown as beneficially owned by them.
The percentage of beneficial ownership is based upon the outstanding shares as of January 13, 2006, the Record Date.


                    [Left blank intentionally]



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                            MANAGEMENT


Name and Address of                        Number of Shares of  Percentage of
Beneficial Owners                          Common Stock         Class
------------------------------             -------------------- -------------

Ronald Williams                                16,000,000          16.2%
433 East Bay Boulevard
Provo, UT 84606

Robert Reitz                                    1,000,000           1.0%
433 East Bay Boulevard
Provo, UT 84606

Brenda Huang                                    1,000,000           1.0%
433 East Bay Boulevard
Provo, UT 84606

Jerry Gray                                      1,000,000           1.0%
433 East Bay Boulevard
Provo, UT 84606

All executive officers and                     19,000,000          19.2%
directors as a group



                   CHANGES IN CONTROL OF COMPANY

On January 12, 2006, our Board approved an agreement to purchase 2,300,000 membership interest units of ForeverGreen International, LLC, a Utah limited liability company ("ForeverGreen"). ForeverGreen is a health and wellness company that markets a diverse blend of health and nutritional products through a network of independent distributors called members. It's philospohy is that all people, regardless of race, religion, or economic background, like the evergreen tree, can embrace every minute of every season of their lives; that people can remain "Forever Green". ForeverGreen's members support the concept of abundance. Through marketing of ForeverGreen's dynamic products, compelling marketing tools and magnetic culture, its members experience increased health and financial wellness.

On January 13, 2006, we completed the acquisition pursuant to the Member Interest Purchase Agreement and acquired 2,300,000 membership units that represent a 23% interest in ForeverGreen. In consideration for the membership units we issued 19,000,000 restricted shares of our common stock to four members of ForeverGreen as follows:

..    Ronald Williams sold 2,000,000 membership units in exchange for
     16,000,000 shares of Whole Living common stock;
..    Robert Reitz sold 100,000 membership units in exchange for 1,000,000 shares of Whole Living common stock;
..    Brenda Huang sold 100,000 membership units in exchange for 1,000,000 shares of Whole Living common stock; and



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


..    Jerry Gray sold 100,000 membership units in exchange for 1,000,000 shares of Whole Living common stock.

As a result of this transaction, ForeverGreen is a significant subsidiary of Whole Living.

Pursuant to the purchase agreement, on January 13, 2006, the Board filled the director vacancy on our Board by appointing Ronald Williams as a director and
Chairman of the Board.   Mr. Williams previously served as Director, President
and CEO of Whole Living from November 1998 to October 2002. On the same date Douglas J. Burdick tendered his resignation as director and the Board designated Brenda Huang to replace him. Mr. Burdick will continue as President of our subsidiary, Brain Garden, Inc. and will be available as an advisor to the Board. William L. Fifield also resigned as director of Whole Living and the Board designated Robert Reitz to replace him. Mr. Fifield will continue to work for Whole Living as the Vice-president of Communications.

As a result of the exchange of Whole Living stock and ForeverGreen membership units, Ronald Williams beneficially owns 16,000,000 shares, or 16.2% of our stockholder voting power, and the four members of ForeverGreen collectively hold 19.2% of the voting power.

                DELIVERY OF INFORMATION STATEMENT

Upon written or oral request, we will furnish without charge to record and beneficial holders of our common stock a copy of any and all of the documents referred to in this information statement. These documents will be providef by first class mail or other equally prompt means within one business day of the request. Please make your request to the address or phone number below.

Only one information statement is being delivered to stockholders sharing an address unless contrary instructions have been received from one or more of those stockholders. We will promptly deliver separate copies to a household of any shareholder who did not receive an individual copy and who requests a copy. Please submit your request to:

                      Stockholder Relations
                        Whole Living, Inc.
                      433 East Bay Boulevard
                       Provo, Utah  84606
                    Telephone:  (801) 655-1000

By order of the Board of Directors,

/s/ Ronald Williams
-------------------------------
Ronald Williams
Chief Executive Officer
January 30, 2006



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